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                 CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS



To:   Securities and Exchange Commission
      Washington, D.C.


      Pursuant to Rule 438, each of us consents to being named as about to become a director of BSM Bancorp ("Mid-State Bancshares" after the Merger) in the registration statement on Form S-4 of BSM Bancorp and any amendments thereto.

                                                         DATED:
/s/ Gracia B. Bello                                      4/28/98
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Gracia B. Bello

/s/ Clifford H. Clark                                    4/23/98
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Clifford H. Clark

/s/ Daryl L. Flood                                       4/28/98
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Daryl L. Flood

/s/ Raymond F. Jones                                     4/28/98
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Raymond F. Jones

/s/ Albert L. Maguire                                    4/28/98
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Albert L. Maguire

/s/ Gregory R. Morris                                    4/28/98
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Gregory R. Morris

/s/ Carrol R. Pruett                                     4/23/98
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Carrol R. Pruett